SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     Date of event reported: August 31, 2000
                        Date of Report: September 5, 2000



                              NXGEN NETWORKS, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Nevada                      000-28427                   870621120
     ---------------             -------------------        -----------------
(State or other jurisdiction     (Commission File No.)        (IRS Employer
    of incorporation)                                     Identification Number)



 GLOBAL TECH CENTER, DON JUAN ROAD, P.O. BOX 218, HERTFORD, NORTH CAROLINA 27944
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)


Registrant's telephone number, including area code: 252-426-3210
                                                    ------------

                                 OLD NIGHT, INC.
        ALUMINUM TOWER 5TH FLOOR, 2 LIMASSOL AVENUE, 2003 NICOSIA, CYPRUS
        -----------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On August 31, 2000, NxGen Networks, Inc., a Nevada corporation formerly named Old Night, Inc. (the "Company") issued 4,529,054 shares of the Common Stock of the Company to acquire approximately 82.35% of the issued and outstanding shares of common stock of International Long Distance Corporation, a North Carolina corporation ("ILDC"). The Company entered into a share exchange agreement dated as of June 30, 2000 ("Agreement") with ILDC and certain stockholders of ILDC ("ILDC Stockholders") who are signatories to the Agreement incorporated by reference herein to the Company's Definitive Information Statement on Form 14C dated July 28, 2000 (the "Information Statement"), which provided for, among other things, the issuance by the Company of 4,529,054 shares of its Common Stock in exchange for 4,529,054 or 82.35% of the issued and outstanding shares of common stock of ILDC (the "Share Exchange"). As a result of the Share Exchange the ILDC Stockholders now hold approximately 43% of the Company's total issued and outstanding share capital.

The shareholders of the Company previously approved the Agreement and related transactions by means of a Consent of Shareholders, as reported in the Information Statement. Reference is made to the Information Statement for a description of the business of ILDC, which is now the business of the Company after the closing of the Share Exchange, and the new Board of Directors and management of the Company.

Except as contemplated by the Agreement and discussed in the Information Statement, the ILDC Stockholders had no material relationship with the Company or its affiliates. The amount of the consideration paid was determined by arms' length negotiations between the Company and the ILDC Stockholders. The acquisition will be accounted for under the purchase method of accounting.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

See Item 1 above.


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

Not applicable.


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable


ITEM 5.  OTHER EVENTS

Change of Name.
--------------

The name of Old Night, Inc. was changed to NxGen Networks, Inc. on August 31, 2000. This change occurred in connection with the Share Exchange explained in more detail in the Information Statement.


Change of Board of Directors
----------------------------
As discussed in the Information Statement Messrs. Anthony Overman, Mark Sampson, and Don Spears have been elected and appointed as directors of the Company effective on the closing of the Share Exchange. Mr. Xenios Xenopoulos has resigned as an officer and director of the Company.


ITEM 6. RESIGNATION OF DIRECTORS

Not Applicable


ITEM 7. FINANCIAL STATEMENTS AND EXHBITS

 (1)     Financial statements of businesses acquired

         Financial statements of ILDC for the periods specified in Regulation S-X will be included in an amendment to this report as soon as practicable, but not later than 60 days after the date on which this report is required to be filed.

 (b)     Pro forma financial information

         Pro forma financial statements for the periods specified in Regulation S-X will be included in an amendment to this report as soon as practicable, but not later than 60 days after the date on which this report is required to be filed.

  (3)    Exhibits

         The following exhibits are filed as a part of this report.

              -   99.1 Press release dated August 31, 2000.

ITEM 8.  CHANGE IN FISCAL YEAR

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


NXGEN NETWORKS, INC.
 (Registrant)


/s/ Anthony Overman

Anthony Overman
President

Dated: September 5, 2000



 EXHIBIT INDEX

99.1 Press Release dated September 5, 2000